UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

COMBIMATRIX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMBIMATRIX CORPORATION

6500 Harbour Heights Parkway, Suite 303

Mukilteo, WA 98275

(425) 493-2000

AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 29, 2010

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of CombiMatrix Corporation, a Delaware corporation (the “Company”), was scheduled to be held on June 29, 2010, at 1:00 p.m. local time in Mukilteo, Washington for the purposes of electing directors, ratifying the appointment of the Company’s independent registered public accounting firm and considering any other business that properly comes before the Annual Meeting. NOTICE IS HEREBY GIVEN that the location of the Annual Meeting has been changed to the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California, 92614. The date and time of the Annual Meeting, as well as the proposals to be considered at the Annual Meeting, remain the same.

Only stockholders of record at the close of business on April 30, 2010 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if he, she or it previously returned a proxy card. If you already have returned a signed and dated proxy card, your shares will be voted as directed.

Sincerely,

Amit Kumar, Ph.D.
President and Chief Executive Officer
Mukilteo, Washington
June 7, 2010